Maryland
DEPARTMENT OF
ASSESSMENTS AND TAXATION

Larry Hogan, Governor · Boyd K. Rutherford, Lt. Governor · Michael L. Higgs, Jr., Director

Date: 06/04/2021

VENABLE LLP
SUITE 900
750 E PRATT ST
BALTIMORE MD 21202-3142

THIS LETTER IS TO CONFIRM ACCEPTANCE OF THE FOLLOWING FILING:

ENTITY NAME	: PRUDENTIAL GLOBAL TOTAL RETURN FUND, INC.
DEPARTMENT ID	: D02128254
TYPE OF REQUEST	: ARTICLES SUPPLEMENTARY
DATE FILED	: 06-04-2021
TIME FILED	: 01:30 PM
RECORDING FEE	: $100.00
ORG. & CAP FEE	: $2920.00
EXPEDITED FEE	: $445.00
COPY FEE	: $25.00
FILING NUMBER	: 1000362013218856
CUSTOMER ID	: 0003859244
WORK ORDER NUMBER	: 0005075821

PLEASE VERIFY THE INFORMATION CONTAINED IN THIS LETTER. NOTIFY THIS DEPARTMENT IN WRITING IF ANY INFORMATION IS INCORRECT. INCLUDE THE CUSTOMER ID AND THE WORK ORDER NUMBER ON ANY INQUIRIES.

Charter Division
Baltimore Metro Area (410) 767-1350
Outside Metro Area (888) 246-5941

0012469898

CACCPT

ENTITY TYPE:	ORDINARY BUSINESS - STOCK
STOCK:	Y
CLOSE:	U
EFFECTIVE DATE:	06-04-2021
PRINCIPAL OFFICE:	2405 YORK ROAD SUITE 201 LUTHERVILLE TIMONIUM MD 21093-2264
RESIDENT AGENT:	THE CORPORATION TRUST INCORPORATED 2405 YORK ROAD SUITE 201 LUTHERVILLE TIMONIUM MD 21093-2264

PRUDENTIAL GLOBAL TOTAL RETURN FUND, INC.

ARTICLES SUPPLEMENTARY

Prudential Global Total Return Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The number of shares of common stock, par value $0.01 per share (the "Common Stock"), that the Corporation has authority to issue is hereby increased by 14,575,000,000 shares to an aggregate of 18,075,000,000 shares, having an aggregate par value of $180,750,000.

SECOND: The 14,575,000,000 additional shares of Common Stock authorized in Article FIRST are hereby classified and designated as shares of existing classes of Common Stock of PGIM Global Total Return Fund, as follows:

Name of Class	Number of Shares
PGIM Global Total Return Fund	
Class A Common Stock	700,000,000
Class R6 Common Stock	6,525,000,000
Class Z Common Stock	7,350,000,000

THIRD: Pursuant to authority expressly vested in the Board of Directors of the Corporation (the "Board of Directors") by the charter of the Corporation (the "Charter") and Section 2-208 of the Maryland General Corporation Law, the Board of Directors has classified and designated

(a) 10,000,000 authorized but unissued shares of PGIM Global Total Return Class C Common Stock as 10,000,000 additional shares of PGIM Global Total Return Class R2 Common Stock; and

(b) 10,000,000 authorized but unissued shares of PGIM Global Total Return Class C Common Stock as 10,000,000 additional shares of PGIM Global Total Return Class R4 Common Stock.

FOURTH: The shares classified or reclassified as set forth above shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of Common Stock of the existing applicable series and class as set forth in the Charter.

FIFTH: Prior to the authorization, classification and designation authorized by these Articles Supplementary, the total number of shares of all series and classes of stock which

the Corporation had authority to issue was 3,500,000,000 shares, $0.01 par value per share, having an aggregate par value of $35,000,000, classified and designated as follows:

PGIM Global Total Return (USD Hedged) Fund	
Class A Common Stock	200,000,000
Class C Common Stock	300,000,000
Class R6 Common Stock	400,000,000
Class Z Common Stock	600,000,000
PGIM Global Total Return Fund	
Class A Common Stock	200,000,000
Class B Common Stock	50,000,000
Class C Common Stock	320,000,000
Class R2 Common Stock	90,000,000
Class R4 Common Stock	90,000,000
Class R6 Common Stock	475,000,000
Class T Common Stock	125,000,000
Class Z Common Stock	650,000,000

SIXTH: As authorized, classified and designated hereby, the total number of shares of all series and classes of stock which the Corporation has authority to issue is 18,075,000,000 shares, $0.01 par value per share, having an aggregate par value of $180,750,000, classified and designated as follows:

PGIM Global Total Return (USD Hedged) Fund	
Class A Common Stock	200,000,000
Class C Common Stock	300,000,000
Class R6 Common Stock	400,000,000
Class Z Common Stock	600,000,000
PGIM Global Total Return Fund	
Class A Common Stock	900,000,000
Class B Common Stock	50,000,000
Class C Common Stock	300,000,000
Class R2 Common Stock	100,000,000
Class R4 Common Stock	100,000,000
Class R6 Common Stock	7,000,000,000
Class T Common Stock	125,000,000
Class Z Common Stock	8,000,000,000

SEVENTH: The Board of Directors increased the total number of authorized shares of Common Stock pursuant to Section 2-105(c) of the Maryland General Corporation Law (the "MGCL") and classified the additional shares of Common Stock pursuant to Section 2-208 of the MGCL and under the authority contained in the Charter.

EIGHTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

NINTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer's knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURES ON FOLLOWING PAGE]

CUST ID:0003859244
WORK ORDER:0005075821
DATE:06-04-2021 01:31 PM
AMT. PAID:$3,490.00

IN WITNESS WHEREOF, Prudential Global Total Return Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on this 14th day of May, 2021.

ATTEST:

DocuSigned by:
By: Patrick McGuinness
11608F68E4DF493...
Name: Patrick McGuinness
Title: Assistant Secretary

PRUDENTIAL GLOBAL TOTAL RETURN FUND, INC.

DocuSigned by:
By: Scott E Benjamin
31B7A89241E346C...
Name: Scott E. Benjamin
Title: Executive Vice President

CORPORATE CHARTER APPROVAL SHEET

**** EXPEDITED SERVICE **** **** KEEP WITH DOCUMENT ****

DOCUMENT CODE 16 BUSINESS CODE ______

______

Close ______ Stock ______ Nonstock ______

P.A. ______ Religious ______

Merging /Converting ______

Surviving/Resulting ______

Affix Barcode Label Here

Affix Text Label Here

New Name ______

FEES REMITTED

	Base Fee:	100
	Org. & Cap. Fee:	2920
	Expedite Fee:	445
	Penalty:	
	State Recordation Tax:	
	State Transfer Tax:	
1	Certified Copies	
	Copy Fee:	25
	Certificates	
	Certificate of Status Fee:	
	Personal Property Filings:	
	NP Fund:	
	Other:	

TOTAL FEES: 3490

______ Change of Name
______ Change of Principal Office
______ Change of Resident Agent
______ Change of Resident Agent Address
______ Resignation of Resident Agent
______ Designation of Resident Agent and Resident Agent's Address
______ Change of Business Code

______ Adoption of Assumed Name

______ Other Change(s)

Credit Card ______ Check ✓ Cash ______

______ Documents on ______ Checks

Approved By: 17

Keyed By: ______

COMMENT(S):

Code ______

Attention: ______

Mail: Names and Address

CUST ID:0003859244
WORK ORDER:0005075821
DATE:06-04-2021 01:31 PM
AMT. PAID:$3,490.00